[LOGO] Montreal Trust
A MEMBER OF THE SCOTIABANK GROUP
Concourse Level, 10050 Jasper Avenue, Edmonton, Alberta T5J 1V7 Tel: (780) 448-7598 Fax: (780) 426-4032


October 4, 2000


           Alberta Securities Commission
           British Columbia Securities Commission
           Manitoba Securities Commission
           Ontario Securities Commission
           Saskatchewan Securities Commission
           Toronto Stock Exchange


Dear Sirs:

Subject:   Brocker Technology Group Ltd.

We advise the following with respect to the upcoming Meeting of Shareholders for the subject Corporation:

1.  Meeting Type                             :   Annual General & Special
2.  Security Description of Voting Issue     :   Common Shares
3.  CUSIP number                             :   111 67V 107
4.  Record Date                              :   November 1, 2000
5.  Meeting Date                             :   December 7, 2000

Yours truly,

COMPUTERSHARE INVESTOR SERVICES INC.
formerly Montreal Trust Company of Canada

signed by:
Julia L. Molloy
Account Manager
Stock Transfer Services
Direct Dial (780) 448-7598
Fax (780) 426-4032